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                                                                       EXHIBIT 8

                    B A S S,  B E R R Y  &  S I M S   P L C
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                               ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                    1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700               POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                      KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                     TELEPHONE (423) 521-6200
                                              TELECOPIER (423) 521-6234

                                 June __, 1999



Board of Directors
Physician Reliance Network, Inc.
5420 LBJ Freeway, Suite 900
Dallas, Texas 75240


     Re PHYSICIAN RELIANCE NETWORK, INC. AND AMERICAN ONCOLOGY RESOURCES, INC. REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have acted as counsel to Physician Reliance Network, Inc., a Texas corporation ("PRN"), in connection with a proposed reorganization (the "Merger") to be effected through a merger of Diagnostic Acquisition, Inc., a Texas corporation ("Merger Sub") and newly formed, wholly owned subsidiary of American Oncology Resources, Inc., a Delaware corporation ("American"), with PRN being the surviving corporation, pursuant to the terms of the Agreement and Plan of Merger among American, Merger Sub and PRN dated as of December 11, 1998 (the "Merger Agreement"), and as described in the Registration Statement of Form S-4 filed with the Securities and Exchange Commission effective on May 11, 1999 (the "Registration Statement"). This opinion is being rendered pursuant to Section 8.2(d) of the Merger Agreement. In connection with this opinion, we have examined and are familiar with originals or copies of (i) the Merger Agreement,
(ii) the facts set forth in the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. This opinion is subject to certain factual assumptions and representations certified by authorized representatives of PRN, American, and Merger Sub which are to be delivered to us prior to the Effective Time of the Merger (as defined in the Merger Agreement).

     Based upon and subject to the foregoing, in our opinion, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     The opinions expressed herein are expressly premised and conditioned upon the consummation of the Merger pursuant to the terms and conditions of the Merger Agreement. Our opinions are also based upon the application of existing law for the instant transaction. You should note that future legislative changes, administrative pronouncements and judicial decisions could
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Board of Directors
Physician Reliance Network, Inc.
Page 2


materially alter the conclusions reached herein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service or by the courts. Furthermore, this opinion does not apply to particular types of shareholders subject to special tax treatment under federal income tax laws (including, without limitation, PRN stockholders who do not hold their PRN common stock as a capital asset, foreign persons, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers or persons who acquired their shares in compensatory transactions). This opinion does not address any foreign, state or local tax consequences of the Merger that may be applicable.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     We have rendered the foregoing opinion for the sole benefit and use of PRN, its Board of Directors and the shareholders of PRN; the views herein may not be relied upon or furnished to any other person without our prior written consent.


                                    Sincerely,